EXHIBIT 21 - PARENT AND SUBSIDIARIES OF THE REGISTRANT

The Company has no parent.  The following were subsidiaries of the Company as of December 31, 2002.

Name	Jurisdiction of Organization	Percentage of Voting Securities Owned By Immediate Parent

Bemis Company, Inc. (the “Registrant”)

Banner Packaging, Inc.	Wisconsin	100%
Bemis Clysar, Inc.	Minnesota	100%
Bemis Deutschland Holdings GmbH	Germany	100%
Walki Films Deutschland K&K Verpackungen GmbH	Germany	100%
Bemis Europe Holdings, S.A.	Belgium	100%
Bemis Monceau S.A.	Belgium	100%
Techy France E.U.R.L.	France	100%

Bemis Export Company Ltd.	Jamaica	80%
Bemis France Holdings S.A.S.	France	100%
Bemis Le Trait S.A.S.	France	100%
Bemis Epernon S.A.S.	France	100%

Bemis Packaging Italia S.r.l.	Italy	100%
Bemis Packaging UK Ltd.	United Kingdom	100%
Bemis Valkeokoski Oy	Finland	100%
Bolsas Bemis S.A. de C.V.	Mexico	51%

Curwood, Inc.	Delaware	100%
Curwood Itap Limitada	Brazil	90%
Curwood Chile Ltda.	Chile	100%
Curwood Packaging (Canada) Limited	Canada	100%
Curwood Packaging (Ireland) Limited	Ireland	100%
Curwood Packaging Limited	United Kingdom	100%
Bemis Packaging Deutschland GmbH	Germany	100%
Bemis Packaging Espana sl	Spain	100%
Bemis Packaging France E.U.R.L.	France	100%

Perfecseal, Inc	Delaware	100%
Perfecseal Internacional de Puerto Rico, Inc.	Delaware	100%
Perfecseal International Ltd.	Delaware	100%
Perfecseal Limited	United Kingdom	100%
Perfecseal (Asia Pacific) Sdn Bhd	Malaysia	100%

MacKay, Inc.	Kentucky	100%

Hayco Liquidation Company	Delaware	100%
Bemis U.K. Limited	United Kingdom	50%
Hayssen Europa Limited	United Kingdom	100%
Hayssen Europa GmbH	Germany	100%
Hayssen Europa S.p.A. in liquidazione	Italy	100%

Milprint, Inc.	Wisconsin	100%
Curwood Specialty Films - Lebanon, Inc.	Delaware	100%

Morgan Adhesives Company	Ohio	100%
MACtac Engineered Products, Inc.	Ohio	100%
Bemis Coordination Center S.A.	Belgium	33%
Bemis Export Company Ltd.	Jamaica	20%
Bemis U.K. Limited	United Kingdom	50%
MACtac U.K. Limited	United Kingdom	100%
Electronic Printing Products, Inc.	Ohio	100%
Enterprise Software Inc.	Ohio	100%

MACtac Europe S.A.	Belgium	89%
Bemis Coordination Center S.A.	Belgium	67%
Bemis Polska Sp. z.o.o.	Poland	100%
MACtac Asia-Pacific Self-
Adhesive Products Pte Ltd.	Singapore	100%
MACtac Deutschland GmbH	Germany	100%
MACtac France E.U.R.L.	France	100%

MACtac Scandinavia A.B.	Sweden	100%
MACtac Canada Limited/Limitee	Canada	100%
MACtac Europe S.A.	Belgium	11%

MACtac A.G.	Switzerland	100%
MACtac Mexico, S.A. de C.V.	Mexico	51%
Morgan Adhesives America do Sul, Ltda.	Brazil	100%

Paramount Packaging Corporation	Delaware	100%
Bemis Packaging Limited	United Kingdom	100%
Paramount Packaging Canada, Inc.	Canada	100%
Bemis Custom Products
Shelbyville, Inc.	Tennessee	100%
Bemis Custom Products, Inc.	Texas	100%
PPC Royalty, Inc.	Delaware	100%

Pervel Industries, Inc.	Delaware	100%
Bemis Packaging ApS	Denmark	100%